Exhibit 99.1

FIRST ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This First Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 29th day of July, 2022, by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3095 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022 (the “Agreement”) to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.     Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended, added, or deleted as set forth in further detail in Exhibit A hereto.

2.     Effective Date:  The amendments, additions, and deletions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3.     Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Servicing LLC

By:  /s/ Tammy McConnaughey
Name: Tammy McConnaughey
Title: EVP, Credit Operations and Credit Risk

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Complaints Management
• Complaints Management Governance and Oversight: Provide services and support in establishing procedures, definitions and standards for handling complaints received through all intake channels, and oversee and govern the handling, resolution, monitoring, analysis and reporting of all complaints.
• Complaints Handling: Identify, capture, investigate, respond to and document complaints and related risks in system of record in accordance with definitions and requirements of the Bank policies and procedures and regulatory requirements.
• Complaint Reporting: Prepare Complaints Management
reporting on all Tiers of complaint data. Complete qualitative review of complaints through data mining to determine root
causes driving complaints and assist in solutioning for
reduction in complaints.
• Other complaint management services, as requested.

	Complete 80% of the Tier 1 (per program definition) consumer complaints within 15 calendar days; Complete 100% of the Tier 1 consumer complaints within 60 calendar days.	M	Amended
End User Support • Provision of hardware, software and support to ensure continuous functioning of end user computing needs.	N/A	N/A	Amended Service Description

2.	Deletions. Set forth below are Performance Standards which shall be deleted from Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Deleted
End User Support • Provision of hardware, software and support to ensure continuous functioning of end user computing needs.	Customer satisfaction scores will not fall below 95% on a monthly basis.	M	Deleted Performance Standard

First Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Bank/Comenity Servicing LLC